Exhibit 99.1
Contact:	Investors — Will Lyons, (617) 532.8104, ir@enernoc.com

Media — Sarah McAuley, (617) 532.8195, news@enernoc.com
EnerNOC Reports Fourth Quarter and Full Year 2010 Financial Results
Company Delivers Strong Cash Flow from Operating Activities and First Full Year of Profitability
•	Full year revenues increased 47% over prior year to $280.2 million

•	Fourth quarter cash flow from operating activities increased 227% year-over-year to $16.5 million

•	Full year cash flow from operating activities increased 458% year-over-year to $45.1 million

•	Full year free cash flow of $25.8 million

•	Full year GAAP net income of $9.6 million, or $0.37 per diluted share

•	Full year non-GAAP net income of $25.4 million, or $0.97 per diluted share

•	Capacity base expanded by 49% year-over-year to over 5,300 megawatts under management
BOSTON, MA, February 16, 2011 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy management applications and services, today announced financial results for the fourth quarter and year ended December 31, 2010.
“We achieved all of our 2010 strategic and financial objectives, including nearly 50% expansion of our megawatts under management, strong revenue growth, and solid gross margins, resulting in GAAP net income per diluted share of $0.37 and nearly one dollar in non-GAAP net income per diluted share,” commented Tim Healy, EnerNOC’s Chairman and Chief Executive Officer. “Moving forward, we expect strong utility and C&I customer demand for our offerings and robust megawatt growth in our portfolio.”
Healy continued, “2011 is the first year of our next three-year operating plan, which prioritizes continued revenue and earnings growth, as well as cash flow production. We delivered on our past promises to shareholders and intend to do the same over the coming years.”
Revenues for the fourth quarter of 2010 were $22.7 million, compared to $26.7 million for the same period in 2009, a decrease of $4.0 million, or 15%. Revenues for the year ended December 31, 2010 were $280.2 million, compared to $190.7 million for the year ended December 31, 2009, an increase of $89.5 million, or 47%.
GAAP net loss for the fourth quarter of 2010 was $21.2 million, or $0.86 per diluted share, as compared to GAAP net loss for the fourth quarter of 2009 of $15.2 million, or $0.64 per diluted share. GAAP net income for the year ended December 31, 2010 was $9.6 million, or $0.37 per diluted share, as compared to GAAP net loss for the year ended December 31, 2009 of $6.8 million, or $0.32 per diluted share.
Non-GAAP net loss* for the fourth quarter of 2010 was $17.1 million, or $0.69 per diluted share, as compared to non-GAAP net loss for the fourth quarter of 2009 of $11.9 million, or $0.50 per diluted share. Non-GAAP net income* for the year ended December 31, 2010 was $25.4 million, or $0.97 per diluted share, as compared to non-GAAP net income for the year ended December 31, 2009 of $7.0 million, or $0.30 per diluted share.
Adjusted EBITDA* for the fourth quarter of 2010 was negative $14.9 million, compared to negative $7.9 million in the fourth quarter of 2009. Adjusted EBITDA for the year ended December 31, 2010 was $42.8 million, compared to $20.1 million for the year ended December 31, 2009.
Cash flow from operating activities for the year ended December 31, 2010 was $45.1 million, or 16% of revenue during that period, up from $8.1 million, or 4% of revenue for the same period in 2009. The Company generated $25.8 million of free cash flow* for the year ended December 31, 2010 as compared to negative $8.8 million for the year ended December 31, 2009.

As of December 31, 2010, the Company had cash and cash equivalents totaling $153.4 million, an increase of $33.7 million from cash and cash equivalents as of December 31, 2009.
(* Please refer to the section below titled “Use of Non-GAAP Financial Measures” for non-GAAP definitions and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.)
Other Fourth Quarter and Recent Highlights
•	Increasing demand response megawatts under management to over 5,300 as of December 31, 2010, up from over 3,550 as of December 31, 2009.

•	Increasing the number of commercial, institutional, and industrial demand response customers to approximately 3,600 customers and sites to approximately 8,600 as of December 31, 2010, up from 2,800 customers and 6,500 sites as of December 31, 2009.

•	Dispatching demand response resources in its network over 220 times during the year, maintaining the Company’s 2010 average event performance of over 100% based on nominated versus delivered capacity.

•	Announcing selection to participate in UK Power Networks’ Low Carbon London project.

•	Joining the OpenADR Alliance, an industry group created to foster the development and adoption of Open Automated Demand Response standards.

•	Announcing the release of EfficiencySMART™, a suite of data-driven energy efficiency applications and services — including EfficiencySMART Commissioning, EfficiencySMART Insight — that drive C&I energy savings.

•	Signing a contract with existing corporate customer, Stop & Shop, to deliver data-driven energy efficiency and visibility through the EfficiencySMART Insight application.

•	Completing the acquisitions in January of Global Energy Partners, a California-based energy efficiency and demand response program management firm, and M2M Communications, an Idaho-based wireless technology solutions provider to the demand response and energy efficiency markets.

•	Announcing in February selection for a program with Bonneville Power Administration.
Financial Outlook
The Company currently expects to deliver the following financial results for the quarter ending March 31, 2011 and the year ending December 31, 2011:
First Quarter 2011: The Company expects first quarter 2011 revenue to be in the range of $25 million to $31 million. First quarter GAAP net loss is expected to be in the range of $0.85 to $1.05 per basic and diluted share. GAAP net loss includes an estimated stock-based compensation expense of $4.8 million and an estimated amortization of acquisition-related intangibles expense of $1.6 million, net of an estimated $1.0 million of tax effects. First quarter non-GAAP net loss per share is expected to be in the range of $0.64 to $0.84 per basic and diluted share. These estimates are based on basic and diluted weighted average shares outstanding of 25.1 million shares, and the non-GAAP estimate includes the per share impact of the adjustments for the estimated stock-based compensation and amortization expenses, net of tax effects discussed above.
Full Year 2011: The Company expects full year 2011 revenue to be in the range of $300 million to $320 million. GAAP net income is expected to be in the range of $0.25 to $0.50 per diluted share. GAAP net income includes an estimated stock-based compensation expense of $16.6 million and an estimated amortization of acquisition-related intangibles expense of $7.2 million, net of an estimated $3.8 million of tax effects. Non-GAAP net income per share is expected to be in the range of $0.97 to $1.23 based on diluted weighted average shares outstanding of 27.5 million shares, and includes the adjustments for the estimated stock-based compensation and amortization, net of tax effects discussed above.

These statements are forward-looking and actual results may differ materially. These statements are based on information available as of February 16, 2011, and the Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.
Webcast Reminder
The Company will host a conference call today, February 16, 2011 at 4:30 p.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2010 operating results, as well as other forward-looking information about the Company’s business. Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063). Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on the Company’s website noted above or by phone (dial 800-642-1687 and enter the pass code 41091717) until February 23, 2011 and the webcast will be archived on EnerNOC’s website for a period of three months.
About EnerNOC
EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications including DemandSMART™, comprehensive demand response; EfficiencySMART™, data-driven energy efficiency; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Network Operations Center (NOC) continuously supports these applications across thousands of C&I customer sites throughout the world. Working with more than 100 utilities and grid operators globally, we deliver energy, ancillary services, and carbon mitigation resources that provide cost-effective alternatives to investments in traditional power generation, transmission, and distribution. For more information, visit www.enernoc.com.
Safe Harbor Statement
Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, demand for the Company’s offerings, projected megawatt growth in the Company’s portfolio, and the future growth and success of the Company’s clean and intelligent energy management applications and services in general, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
To supplement the financial measures presented in EnerNOC’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), EnerNOC also presents non-GAAP financial measures relating to non-GAAP net income or loss, non-GAAP net income or loss per share, adjusted EBITDA, and free cash flow.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides the non-GAAP measures listed above as additional information relating to EnerNOC’s operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.
The non-GAAP measures used in this press release and related conference call or webcast differ from GAAP in that they exclude expenses related to stock-based compensation, amortization expense related to acquisition-related intangible assets, as well as in certain measures, the related impact of these adjustments on the provision for income taxes. In addition, investors should note the following:
•	EnerNOC defines “non-GAAP net income (loss)” as net income (loss) before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	EnerNOC defines “Adjusted EBITDA” as net income (loss), excluding depreciation, amortization, stock-based compensation, interest, income taxes and other income (expense). Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

•	EnerNOC defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures. EnerNOC defines “capital expenditures” as purchases of property and equipment, which includes capitalization of internal-use software development costs. Capital expenditures are disclosed in the Company’s Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
EnerNOC’s management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. EnerNOC’s management believes that such measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, EnerNOC’s management considers non-GAAP net income (loss) to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, EnerNOC’s management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. Moreover, EnerNOC’s management considers free cash flow to be an indicator of the Company’s operating trend and performance of its business.
Source: EnerNOC, Inc.

EnerNOC, Inc.
SELECTED FINANCIAL INFORMATION
(in thousands, except for share and per share data)
EnerNOC, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$22,690	$26,733	$280,157	$190,675
Cost of revenues	18,668	17,983	159,832	104,215

Gross profit	4,022	8,750	120,325	86,460

Operating expenses:
Selling and marketing	11,263	10,021	45,436	39,502
General and administrative	13,462	11,155	53,576	44,407
Research and development	2,349	2,077	10,097	7,601

Total operating expenses	27,074	23,253	109,109	91,510

(Loss) income from operations	(23,052)	(14,503)	11,216	(5,050)
Other (expense) income	(116)	104	(85)	98
Interest expense	(32)	(33)	(718)	(1,544)

(Loss) income before income tax	(23,200)	(14,432)	10,413	(6,496)
Benefit from (provision for) income tax	2,033	(771)	(836)	(333)

Net (loss) income	$(21,167)	$(15,203)	$9,577	$(6,829)

(Loss) income per share:
Basic	$(0.86)	$(0.64)	$0.39	$(0.32)

Diluted	$(0.86)	$(0.64)	$0.37	$(0.32)

Weighted average number of common shares outstanding
Basic	24,688,865	23,727,647	24,611,729	21,466,813

Diluted	24,688,865	23,727,647	26,054,162	21,466,813

EnerNOC, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$153,416	$119,739
Restricted cash	1,537	—
Trade accounts receivable, net of allowance for doubtful accounts of $150 and $57 at December 31, 2010 and 2009, respectively	22,137	17,421
Unbilled revenue	73,144	40,388
Prepaid expenses, deposits and other current assets	6,707	4,725

Total current assets	256,941	182,273
Property and equipment, net of accumulated depreciation of $36,309 and $22,420 at December 31, 2010 and 2009, respectively	34,690	31,344
Goodwill	24,653	22,553
Definite-lived intangible assets, net of accumulated amortization of $3,111 and $1,659 at December 31, 2010 and 2009, respectively	5,823	7,075
Indefinite-lived intangible assets	920	—
Deposits and other assets	2,872	3,903
Restricted cash	—	7,874

Total assets	$325,899	$255,022

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$111	$55
Accrued capacity payments	65,792	40,534
Accrued payroll and related expenses	11,135	9,688
Accrued expenses and other current liabilities	9,307	3,706
Accrued acquisition contingent consideration	1,500	1,455
Deferred revenue	5,540	2,119
Current portion of long-term debt	37	36

Total current liabilities	93,422	57,593
Long-term liabilities
Long-term debt, net of current portion	—	37
Deferred tax liability	1,141	654
Deferred revenue, long-term	4,696	1,200
Other liabilities	514	563

Total long-term liabilities	6,351	2,454
Stockholders’ equity
Common stock	25	24
Additional paid-in capital	293,942	272,350
Accumulated other comprehensive loss	(75)	(56)
Accumulated deficit	(67,766)	(77,343)

Total stockholders’ equity	226,126	194,975

Total liabilities and stockholders’ equity	$325,899	$255,022

EnerNOC, Inc.
Cash Flow Information
(in thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009

Cash provided by operating activities	$45,148	$8,086
Cash used in investing activities	(15,424)	(29,172)
Cash provided by financing activities	3,974	80,013
Effects of exchange rate changes on cash	(21)	30

Net change in cash and cash equivalents	$33,677	$58,957

EnerNOC, Inc.
NON-GAAP NET (LOSS) INCOME AND NET (LOSS) INCOME PER SHARE RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP Net (loss) income	$(21,167)	$(15,203)	$9,577	$(6,829)
ADD: Stock-based compensation	4,074	3,138	15,742	13,134
ADD: Amortization expense of acquired intangible assets	343	178	1,452	692
LESS: Income tax effect of Non-GAAP adjustments (1)	(387)	—	(1,380)	—

Non-GAAP Net (loss) income	$(17,137)	$(11,887)	$25,391	$6,997

GAAP Net (loss) income per basic share	$(0.86)	$(0.64)	$0.39	$(0.32)
ADD: Stock-based compensation	0.17	0.13	0.64	0.61
ADD: Amortization expense of acquired intangible assets	0.01	0.01	0.06	0.04
LESS: Income tax effect of Non-GAAP adjustments (1)	(0.01)	—	(0.06)	—

Non-GAAP Net (loss) income per basic share	$(0.69)	$(0.50)	$1.03	$0.33

GAAP Net (loss) income per diluted share	$(0.86)	$(0.64)	$0.37	$(0.32)
ADD: Stock-based compensation	0.17	0.13	0.60	0.61
ADD: Amortization expense of acquired intangible assets	0.01	0.01	0.05	0.04
LESS: Income tax effect of Non-GAAP adjustments (1)	(0.01)	—	(0.05)	—
LESS: Dilutive impact on weighted average common stock equivalents	—	—	—	(0.03)

Non-GAAP Net (loss) income per diluted share	$(0.69)	$(0.50)	$0.97	$0.30

Weighted average number of common shares outstanding
Basic	24,688,865	23,727,647	24,611,729	21,466,813
Diluted	24,688,865	23,727,647	26,054,162	23,021,435

(1)	Represents the increase in the income tax provision recorded for the three months and year ended December 31, 2010 based on our effective rate for the three months and year ended December 31, 2010, respectively.

EnerNOC, Inc.
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net (loss) income	$(21,167)	$(15,203)	$9,577	$(6,829)
Add back:
Depreciation and amortization	4,073	3,476	15,866	12,049
Stock-based compensation	4,074	3,138	15,742	13,134
Other expense (income)	116	(104)	85	(98)
Interest expense	32	33	718	1,544
(Benefit from) provision for income tax	(2,033)	771	836	333

Adjusted EBITDA	$(14,905)	$(7,889)	$42,824	$20,133

EnerNOC, Inc.
RECONCILIATION OF FREE CASH FLOW
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net cash provided by operating activities	$16,486	$5,044	$45,148	$8,086
Subtract:
Purchases of property and equipment	(4,111)	(3,665)	(19,394)	(16,901)

Free cash flow	$12,375	$1,379	$25,754	$(8,815)